                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                            Subsidiary                                           Jurisdiction
                            ----------                                           ------------
Broan-NuTone Canada Inc.                                                        Ontario, Canada
     Venmar Ventilation Inc.                                                    Quebec, Canada
          Innergy Tech Inc.                                                     Quebec, Canada
          Venmar CES, Inc.                                                      Saskatchewan, Canada
          Venmar Ventilation (H.D.H.) Inc.                                      Quebec, Canada
Broan-NuTone LLC                                                                Delaware
     Aubrey Manufacturing, Inc.                                                 Delaware
     NuTone Inc.                                                                Delaware
     Rangaire GP, Inc.                                                          Delaware
          Rangaire LP (1)                                                       Delaware
     Rangaire LP, Inc.                                                          Delaware
DMU Butler Inc.                                                                 Delaware
Fidelity Investment Co.                                                         Rhode Island
Jensen Industries, Inc.                                                         Delaware
MPDC, Inc.                                                                      Delaware
Nordyne Inc.                                                                    Delaware
     NORDYNE International, Inc.                                                Delaware
          Miller de Mexico S.A. de R.L. de C.V. (2)                             Mexico
     CES Group, Inc.                                                            Delaware
          Governair Corporation                                                 Oklahoma
          J.A.R. Industries, Inc.                                               Missouri
                Webco, Inc.                                                     Missouri
          Mammoth, Inc.                                                         Delaware
                Mammoth China, Ltd.                                             Delaware
                    Mammoth Group Investment Ltd. (3)                           British Virgin Islands
                    Shanghai Mammoth Air Conditioning Co. Ltd. (4)              China
          Temtrol, Inc.                                                         Oklahoma
          Ventrol Air Handling Systems Inc.                                     Quebec, Canada
Norfleet, Inc.                                                                  Rhode Island
NorMed, Inc.                                                                    Delaware
     Niche Medical Inc.                                                         Delaware
Nortek Holding B.V. (5)                                                         The Netherlands
     Linear H.K. Manufacturing, Limited                                         Hong Kong
     Nortek (UK) Limited                                                        United Kingdom
          Best S.p.A. (99.9956%)                                                Italy
                Best Deutschland GmbH                                           Germany
                Best France S.A.                                                France
          Eaton-Williams Holding Limited                                        United Kingdom
                Eaton-Williams Limited                                          United Kingdom
                    Eaton-Williams Group Limited                                United Kingdom
                         Eaton-Williams (Millbank) Limited                      United Kingdom
                         Eaton-Williams Export Limited                          United Kingdom
                         Eaton-Williams Products Limited                        United Kingdom
                         Eaton-Williams Service Limited                         United Kingdom
                         Edenaire Limited                                       United Kingdom
                         Precision Air Control Limited                          United Kingdom
                         Vapac Humidity Control Limited                         United Kingdom
          Elektromec S.p.A. (99.99%)                                            Italy
Ring Brothers Corporation                                                       California
Studley Canada Limited                                                          Canada
WDS LLC                                                                         Delaware
     Linear LLC                                                                 California
          Elan Home Systems, L.L.C.                                             Kentucky
          Linear Canada Holdings, Inc.                                          Delaware

             Subsidiary                       Jurisdiction
             ----------                       ------------
      Linear Electronics of Canada, Ltd.       Canadian Federal
Linear Foreign Sales Corporation               U.S. Virgin Islands
Linear H.K. LLC                                Delaware
M&S Systems GP, Inc.                           Delaware
M&S Systems LP, Inc.                           Delaware
      M&S Systems, LP (6)                      Delaware
Multiplex Technology, Inc.                     California
OmniMount Systems, Inc.                        Arizona
Operator Specialty Company, Inc.               Michigan
Panamax                                        Canada
SpeakerCraft, Inc.                             Delaware
We Monitor America Incorporated                Colorado
Xantech Corporation                            California

(1) Rangaire LP is 99% owned by Rangaire LP, Inc. and 1% owned by Rangaire GP, Inc.

(2) Miller de Mexico is 99% owned by NORDYNE International, Inc. and 1% by Nordyne Inc.

(3)   Mammoth Group Investment Ltd. is 40% owned by Mammoth China Ltd.

(4)   Shanghai Mammoth Air Conditioning Co., Ltd. is 47% owned by Mammoth China
      Ltd.

(5)   Nortek Holding B.V. is 33% owned by Nortek, Inc. and 67% owned by Linear
      LLC.

(6) M&S Systems, LP is 99% owned by M&S Systems GP, Inc. and 1% by M&S Systems LP, Inc.